EXHIBIT 16




                              Hein + Associates LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                         333 City Blvd. West, Suite 2100
                       Orange, CA 92868 Tel. 714-938-1000
                                Fax 714-938-1272




May 24, 2001




Securities and Exchange Commission
Washington, D.C.  20549


RE:  Prime Companies, Inc.


Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A of Prime Companies, Inc. dated May 23, 2001, and agree with the statements contained therein.

Very truly yours,



/s/ Hein + Associates LLP




Hein + Associates LLP
Orange, CA